Exhibit 99.11

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                               SECURITY AGREEMENT


                                    between


                                RCN CORPORATION


                                      and


                      HSBC BANK USA, NATIONAL ASSOCIATION
                         as THIRD-LIEN COLLATERAL AGENT


                        ________________________________

                         Dated as of December 21, 2004
                        ________________________________


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                               SECURITY AGREEMENT
                               ------------------


         SECURITY AGREEMENT, dated as of December 21, 2004, made by RCN Corporation (the "Assignor") in favor of HSBC BANK USA, NATIONAL ASSOCIATION, as collateral agent (together with any successor collateral agent, the "Third-Lien Collateral Agent"), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article IX hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Third-Lien Credit Agreement (as defined below) shall be used herein as therein defined.


                              W I T N E S S E T H:


         WHEREAS, the Assignor, the lenders from time to time party thereto (the "Lenders") and HSBC Bank USA, National Association, as agent (together with any successor Agent, the "Third-Lien Administrative Agent"), have entered into an Amended and Restated Term Loan and Credit Agreement, dated as of December 21, 2004 (as amended, modified, restated and/or supplemented from time to time, the "Third-Lien Credit Agreement"), providing for the making of Loans to the Assignor, all as contemplated therein (the Lenders, the Third-Lien Administrative Agent and the Third-Lien Collateral Agent are herein called the "Secured Creditors");

         WHEREAS, it is a condition precedent to the making of Loans to the Assignor under the Third-Lien Credit Agreement that the Assignor shall have executed and delivered to the Third-Lien Collateral Agent this Agreement;

         WHEREAS, the Assignor, various financial institutions from time to time party thereto and Deutsche Bank AG Cayman Islands Branch, as administrative agent and collateral agent (in such capacity, the "First-Lien Collateral Agent"), have entered into a Credit Agreement, dated as of the date hereof (as amended, restated, modified, extended, renewed, replaced, supplemented, restructured and/or refinanced from time to time, the "First-Lien Credit Agreement");

         WHEREAS, the Assignor and HSBC Bank USA, National Association, as trustee and collateral agent (in such capacity, together with any successors and assigns, the "Second-Lien Collateral Agent"), have entered into that certain Indenture, dated as of the date hereof (as amended, restated, supplemented, modified and/or refinanced from time to time, the "Second-Lien
Note Indenture") pursuant to which the Borrower will issue its 7?% Convertible Second Lien Notes due 2012;

         WHEREAS, the Assignor desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Assignor; and

         WHEREAS, each Assignor is concurrently granting to (x) the First-Lien Collateral Agent, for the benefit of the holders of obligations under the First-Lien Credit Agreement, a first priority security interest in the Collateral and (y) to the Second-Lien Collateral Agent, for the benefit of the

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holders of obligations under the Second-Lien Note Indenture, a second priority security interest in the Collateral (it being understood that the relative rights and priorities of the grantees in respect of the Collateral are governed by the Intercreditor Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among the Assignor, the First-Lien Collateral Agent, the Second-Lien Collateral Agent, the Third-Lien Collateral Agent and certain other persons party or that may become party thereto from time to time);

         NOW, THEREFORE, in consideration of the benefits accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties to the Third-Lien Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Third-Lien Collateral Agent for the benefit of the Secured Creditors as follows:

                                   ARTICLE I

                               SECURITY INTERESTS

         1.1 Grant of Security Interests. (a) Subject to the terms of the Intercreditor Agreement with respect to rights and remedies between the First-Lien Collateral Agent and the Second-Lien Collateral Agent, as security for the prompt and complete payment and performance when due of all of its Obligations, the Assignor does hereby assign and transfer unto the Third-Lien Collateral Agent, and does hereby pledge and grant to the Third-Lien Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of the Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of the Assignor, or in which or to which the Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:

         (i)     each and every Account;

         (ii)    all cash and Cash Equivalents;

         (iii) the Cash Collateral Account and all monies, securities, Instruments and other investments deposited in the Cash Collateral Account;

         (iv) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

         (v)     all Commercial Tort Claims;

         (vi) all computer programs of the Assignor and all intellectual property rights therein and all other proprietary information of the Assignor, including but not limited to all Software, and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

         (vii)   all Domain Names;

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         (viii)  all Trade Secret Rights;

         (ix) Contracts, together with all Contract Rights arising thereunder;

         (x)     all Copyrights;

         (xi)    all Equipment;

         (xii) all Deposit Accounts and all other demand, deposit, time, savings, cash management and passbook accounts maintained by the Assignor with any Person and all monies, securities, Instruments and other investments deposited in any of the foregoing;

         (xiii)  all Documents;

         (xiv)   all General Intangibles;

         (xv)    all Goods;

         (xvi)   all Instruments;

         (xvii)  all Inventory;

         (xviii) all Investment Property;

         (xix) all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

         (xx)    all Marks;

         (xxi)   all Patents;

         (xxii)  all Permits;

         (xxiii) all Supporting Obligations; and

         (xxiv) all Proceeds and products of any and all of the foregoing and any item excluded pursuant to the next succeeding sentence (except to the extent such proceeds would independently be excluded pursuant to said sentence) (all of the above, the "Collateral").

Notwithstanding anything to the contrary contained above, in no event shall the Collateral include, and no Assignor shall be deemed to have granted a security interest (unless and until as further provided below) in (a) any lease, license, contract, property rights or agreement to which the Assignor is a party or any of its rights or interests thereunder or property subject thereto if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of same or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the

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extent that any such term in the case of preceding clause (i) or (ii) , as applicable) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy
Code) or principles of equity), provided, however, that (x) the security interests hereunder, shall attach immediately to any portion of such lease, license, contact, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) and (y) to any property or assets described above in this clause (a) on the first date upon which the circumstances described in preceding clauses (i) and/or (ii) (as relevant) no longer exist with respect thereto, (b) to the extent such assets are the property of the Assignor, any property or asset of Starpower Communications, LLC for so long as the organizational documents of such entity prohibits the granting of a security interest in such property or asset, or (c) to the extent such assets are the property of the Assignor, the equity interests of (x) Megacable, S.A. de C.V., MCM Holdings, S.A. de C.V. and Megacable Telecommunicaciones, S.A. de C.V. for so long as the organizational documents of such entities prohibit the granting of a security interest in such equity interests; provided that such security interest shall attach immediately when such prohibition is no longer in effect or (y) more than 65% of the Voting Equity Interests of any Foreign Corporation; provided that each Assignor shall be required to pledge hereunder 100% of any Non-Voting Equity Interests at any time and from time to time acquired by such Assignor of any Foreign Corporation.

         (b) The security interest of the Third-Lien Collateral Agent under this Agreement extends to all Collateral which the Assignor may acquire, or with respect to which the Assignor may obtain rights, at any time during the term of this Agreement.

         (c) Notwithstanding anything herein to the contrary, the relative rights and remedies of Third-Lien Collateral Agent shall be subject to and governed by the terms of the Intercreditor Agreement at any time the Intercreditor Agreement is in effect. In the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.

         1.2 Power of Attorney. Subject to the terms of the Intercreditor Agreement, the Assignor hereby constitutes and appoints the Third-Lien Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of the Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to the Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Third-Lien Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

                                  ARTICLE II

               GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

The Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

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         2.1    Necessary Filings. All filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by the Assignor to the Third-Lien Collateral Agent hereby in respect of the Collateral have been accomplished (or will be accomplished within 5 days after the date of this Agreement or, with respect to Marks, Patents and Copyrights, within 30 days of the date of this Agreement) and the security interest granted to the Third-Lien Collateral Agent pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the date hereof in the State of New York), by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office. The Assignor hereby authorizes the Third-Lien Collateral Agent to make duplicate filings as if the Assignor is a Transmitting Utility, or alternatively, as if the Assignor is a Person which is not a Transmitting Utility.

         2.2 No Liens. The Assignor is, and as to all Collateral acquired by it from time to time after the date hereof the Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and the Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Third-Lien Collateral Agent.

         2.3 Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, the Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Assignor or in connection with Permitted Liens.

         2.4 Chief Executive Office, Record Locations. The chief executive office of the Assignor is, on the date of this Agreement, located at the address indicated on Annex A hereto for the Assignor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of the Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for the Assignor.

         2.5 Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof, or held at any time during the four calendar months prior to the date hereof, by the Assignor is located at one of the locations shown on Annex B hereto for the Assignor.

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         2.6    Legal Names; Type of Organization (and Whether a Registered
Organization); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. The exact legal name of the Assignor, the type of organization of the Assignor, whether or not the Assignor is a Registered Organization, the jurisdiction of organization of the Assignor, the Assignor's Location, the organizational identification number (if any) of the Assignor is listed on Annex C hereto for the Assignor. The Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its jurisdiction of organization, its Location, or its organizational identification number (if any) from that used on Annex C hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) the Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Third-Lien Collateral Agent not less than 15 days' prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein for the Assignor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably necessary to maintain the security interests of the Third-Lien Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; provided that such actions shall not violate the lien priority or any other provisions contained in the Intercreditor Agreement. In addition, to the extent that the Assignor does not have an organizational identification number on the date hereof and later obtains one, the Assignor shall promptly thereafter notify the Third-Lien Collateral Agent of such organizational identification number and shall take all actions reasonably necessary to maintain the security interest of the Third-Lien Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect; provided that such actions shall not violate the lien priority or any other provisions contained in the Intercreditor Agreement.

         2.7 Trade Names; Etc. The Assignor has or operates in any jurisdiction under, or in the preceding five years has had or has operated in any jurisdiction under, no trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for the Assignor. The Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Third-Lien Collateral Agent not less than 15 days' written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Third-Lien Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably necessary to maintain the security interest of the Third-Lien Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

         2.8 Certain Significant Transactions. During the one year period preceding the date of this Agreement, no Person shall have merged or consolidated with or into the Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, the Assignor, in each case except as described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the

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Person and locations thereof) which merged with or into or consolidated with the Assignor, or was liquidated into or transferred all or substantially all of its assets to the Assignor, and shall have furnished to the Third-Lien Collateral Agent such UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

         2.9 Non-UCC Property. At any time and from time to time, promptly (and in any event within 15 days) following the request of the Third-Lien Collateral Agent or the Required Lenders, the Assignors shall provide the Third-Lien Collateral Agent a reasonably detailed list (which includes reasonable estimates of the fair market value (as determined by the Assignors in good faith)) of all property owned by all of the Assignors of the types described in clauses (1), (2) and (3) of Section 9-311(a) of the UCC. At any time that the fair market value (as determined by the Borrower in good faith or as shown in any list delivered pursuant to the immediately preceding sentence) of the property owned by all of the Assignors of the types described in clauses
(1), (2) and (3) of Section 9-311(a) of the UCC exceeds $2,000,000, the Assignors shall, but only upon the written request of the Required Lenders or the Third-Lien Collateral Agent, within 60 days of such request (or such longer period as the Required Lenders or the Third-Lien Collateral Agent may agree to in writing) take such actions (at their own cost and expense) as may be required under the respective United States, State or other laws referenced in
Section 9-311(a) of the UCC to perfect the security interests granted herein in any Collateral where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9-311(a) of the UCC.

         Notwithstanding the foregoing, the Third-Lien Collateral Agent shall not request any information from any Assignor or require any Assignor to take any action, in each case, pursuant to this Section 2.9 until such time as the Discharge of First-Lien Obligations and the Discharge of Second-Lien Obligations has occurred. The Third-Lien Collateral Agent shall not have any obligation, nor any liability to any Person (including the Lenders), at any time for failing or omitting to request the list of the fair market value of the property described in this Section 2.9.

         2.10 As-Extracted Collateral; Timber-to-be-Cut. On the date hereof, the Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement the Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, the Assignor shall furnish the Third-Lien Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Third-Lien Collateral Agent to perfect the security interest of the Third-Lien Collateral Agent therein.

         2.11 Collateral in the Possession of a Bailee. If any Inventory or other Goods are at any time in the possession of a bailee (other than the First-Lien Collateral Agent), the Assignor shall promptly notify the Third-Lien Collateral Agent thereof and, if requested by the Third-Lien Collateral Agent,


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shall use its commercially reasonable efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Third-Lien Collateral Agent, that the bailee holds such Collateral for the benefit of the Third-Lien Collateral Agent and shall act upon the instructions of the Third-Lien Collateral Agent, without the further consent of the Assignor. The Third-Lien Collateral Agent agrees with the Assignor that the Third-Lien Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

         2.12 Recourse. This Agreement is made with full recourse to the Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Assignor contained herein, in the Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

                                  ARTICLE III

            SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

         3.1 Additional Representations and Warranties. As of the time when each of its Accounts arises, the Assignor shall be deemed to have represented and warranted that each such Account, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of the Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will, to the knowledge of the Assignor, evidence true and valid obligations, enforceable in accordance with their respective terms, and
(iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

         3.2 Maintenance of Records. The Assignor will keep and maintain at its own cost and expense accurate records of its Accounts and Contracts, including, but not limited to, originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and the Assignor will make the same available on the Assignor's premises to the Third-Lien Collateral Agent for inspection, at the Assignor's own cost and expense, at any and all reasonable times upon prior notice to the Assignor and otherwise in accordance with the Third-Lien Credit Agreement. Upon the occurrence and during the continuance of an Event of Default and at the request of the Third-Lien Collateral Agent, the Assignor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Third-Lien Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Third-Lien Collateral Agent so directs, the Assignor shall legend, in form and manner satisfactory to the Third-Lien

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Collateral Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of the Assignor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Third-Lien Collateral Agent and that the Third-Lien Collateral Agent has a security interest therein.

         3.3 Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Third-Lien Collateral Agent so directs the Assignor, the Assignor agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (y) that the Third-Lien Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Third-Lien Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as the Assignor. Without notice to or assent by the Assignor, the Third-Lien Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses of collection (including reasonable attorneys' fees), whether incurred by an Assignor or the Third-Lien Collateral Agent, shall be borne by the Assignor. The Third-Lien Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the Assignor, provided that
(x) the failure by the Third-Lien Collateral Agent to so notify the Assignor shall not affect the effectiveness of such notice or the other rights of the Third-Lien Collateral Agent created by this Section 3.3 and (y) no such notice shall be required if an Event of Default of the type described in Section 7.01(g) of the Third-Lien Credit Agreement has occurred and is continuing.

         3.4 Modification of Terms; etc. Except in accordance with the Assignor's ordinary course of business and consistent with reasonable business judgment or as permitted by Section 3.5, no Assignor shall rescind or cancel any indebtedness evidenced by any Account or under any Contract, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract, or interest therein, without the prior written consent of the Third-Lien Collateral Agent. No Assignor will do anything to impair the rights of the Third-Lien Collateral Agent in the Accounts or Contracts.

         3.5 Collection. The Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract. Except as otherwise directed by the Third-Lien Collateral Agent after the occurrence and during the continuation of an Event of Default, the Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Assignor finds appropriate in accordance with reasonable business judgment and
(ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which the Assignor finds appropriate in accordance with reasonable business judgment. The reasonable

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costs and expenses (including, without limitation, reasonable attorneys' fees)
of collection, whether incurred by an Assignor or the Third-Lien Collateral Agent, shall be borne by the Assignor.

         3.6 Instruments. If the Assignor owns or acquires any Instrument in excess of $100,000 constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), the Assignor shall within 10 Business Days notify the Third-Lien Collateral Agent thereof, and after the Discharge of First-Lien Obligations and Discharge of Second-Lien Obligations will promptly deliver such Instrument to the Third-Lien Collateral Agent appropriately endorsed to the order of the Third-Lien Collateral Agent.

         3.7 Assignor Remains Liable Under Accounts. Anything herein to the contrary notwithstanding, the Assignor shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Third-Lien Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Third-Lien Collateral Agent or any other Secured Creditor of any payment relating to such Account pursuant hereto, nor shall the Third-Lien Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of the Assignor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

         3.8 Assignor Remains Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignor shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Third-Lien Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Third-Lien Collateral Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the Third-Lien Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of the Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

         3.9 Deposit Accounts; Etc. (a) No Assignor maintains, or at any time after the date of this Agreement shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States. Annex F hereto accurately sets forth, as of the date of this Agreement, for the Assignor, each Deposit Account maintained by the Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account. For each Deposit Account (other than the Cash Collateral Account or any other Deposit Account maintained with the Third-Lien Collateral Agent), the respective Assignor shall cause the bank with which the Deposit Account is maintained to execute and deliver to the Third-Lien Collateral Agent, within 45 days after the date of this Agreement (as such date may be extended by the First-Lien Collateral Agent) or, if later, at the time of the establishment of the respective Deposit Account, a "control agreement" in the form of Annex G hereto (appropriately completed), with such changes thereto as may be acceptable to the Third-Lien Collateral Agent. If any bank with which a Deposit Account is maintained refuses to, or does not, enter into such a "control agreement", then the respective Assignor shall promptly (and in any event within 45 days after the date of this Agreement or, if later, 30 days after the establishment of such account) close the respective Deposit Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account meeting the requirements of this Section 3.9. If any bank with which a Deposit Account is maintained refuses to subordinate all its claims, subject to customary exceptions, with respect to such Deposit Account to the Third-Lien Collateral Agent's security interest therein on terms satisfactory to the Third-Lien Collateral Agent, then the Third-Lien Collateral Agent, at its option, may (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a "control agreement" without such subordination, provided that in such event the Third-Lien Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 30 days after notice from the Third-Lien Collateral Agent) (as such date may be extended by the Third-Lien Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

         (b) After the date of this Agreement, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a). At the time any such Deposit Account is established, the appropriate "control agreement" shall be entered into in accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the Third-Lien Collateral Agent a supplement to Annex F hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

         3.10 Letter-of-Credit Rights. If the Assignor is at any time a beneficiary under a letter of credit with a stated amount of $1,000,000 or more, the Assignor shall promptly notify the Third-Lien Collateral Agent thereof and, at the request of the Third-Lien Collateral Agent, the Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Third-Lien Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Third-Lien Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Third-Lien Collateral Agent to become the transferee beneficiary of such letter of credit, with the Third-Lien Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are (subject to the terms of the

Intercreditor Agreement) to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

         3.11 Commercial Tort Claims. All Commercial Tort Claims of the Assignor in existence on the date of this Agreement are described in Annex H hereto. If the Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $1,000,000 or more, the Assignor shall promptly notify the Third-Lien Collateral Agent thereof in a writing signed by the Assignor and describing the details thereof and shall grant to the Third-Lien Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Third-Lien Collateral Agent.

         3.12 Chattel Paper. Upon the request of the Third-Lien Collateral Agent made at any time or from time to time, the Assignor shall promptly furnish to the Third-Lien Collateral Agent a list of all Electronic Chattel Paper held or owned by the Assignor. Furthermore, if requested by the Third-Lien Collateral Agent, the Assignor shall promptly take all actions which are reasonably practicable so that the Third-Lien Collateral Agent has "control" of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC. The Assignor will promptly (and in any event within 10 days) following any request by the Third-Lien Collateral Agent, deliver all of its Tangible Chattel Paper to the Third-Lien Collateral Agent.

         3.13 Further Actions. Subject to the exceptions set forth in Article II and Article III, the Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Third-Lien Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as is necessary to perfect and maintain the security interests granted hereby; provided that such actions shall not violate the lien priority or any other provisions contained in the Intercreditor Agreement.

                                  ARTICLE IV

           SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES

         4.1 Additional Representations and Warranties. The Assignor represents and warrants that it is the true and lawful owner of all right, title and interest in and to the registered Marks and Domain Names listed in Annex I hereto for the Assignor and that said listed Marks and Domain Names include all United States marks and applications for United States marks owned or purported to be owned by the Assignor registered in the United States Patent and Trademark Office, as well as all Domain Names that the Assignor owns or purports to own as of the date hereof. The Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use any trademarks, service marks or other indicia of origin, including trade dress, and any Internet domain names, that it uses. The Assignor further warrants that it has no knowledge of any third party claim received by it that any aspect of the Assignor's present or contemplated business operations infringes or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Assignor represents and warrants that the registrations of Marks listed in Annex I hereto are valid, subsisting, have not been canceled and that the Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said applications will not mature into registrations, other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Assignor hereby grants to the Third-Lien Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or similar registrar in order to effect an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same.

         4.2 Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, the Assignor hereby agrees not to divest itself of any right under any Mark or Domain Name absent prior written approval of the Third-Lien Collateral Agent.

         4.3 Infringements. The Assignor agrees, promptly upon learning thereof, to notify the Third-Lien Collateral Agent in writing of the name and address of, and to furnish such pertinent information that is likely to be available with respect to, any party who the Assignor believes is, or may be, infringing or diluting or otherwise violating any of the Assignor's rights in and to any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that the Assignor's use of any Mark or Domain Name material to the Assignor's business violates in any material respect any property right of that party. The Assignor further agrees to prosecute diligently in accordance with reasonable business practices any Person infringing any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect.

         4.4 Preservation of Marks and Domain Names. The Assignor agrees to use its Marks and Domain Names which are material to the Assignor's business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States (other than any such Marks which Assignor reasonably determines are no longer used or useful in its business or operations).

         4.5 Maintenance of Registration. The Assignor shall, at its own expense, diligently process all documents reasonably required to maintain all Mark and/or Domain Name registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Third-Lien Collateral Agent (other than with respect to registrations and applications deemed by the Assignor in its reasonable business judgment to be no longer prudent to pursue).

         4.6 Future Registered Marks and Domain Names. If any Mark registration is issued hereafter to the Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any Domain Name is registered by Assignor, within 60 days of receipt of such certificate or similar indicia of ownership, the Assignor shall deliver to the Third-Lien Collateral Agent a copy of such registration certificate or similar indicia of ownership, and a grant of a security interest in such Mark and/or Domain Name, to the Third-Lien Collateral Agent and at the expense of the Assignor, confirming the grant of a security interest in such Mark and/or Domain Name to the Third-Lien Collateral Agent hereunder, the form of such security to be substantially in the form of Annex L hereto or in such other form as may be reasonably satisfactory to the Third-Lien Collateral Agent.

         4.7 Remedies. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Third-Lien Collateral Agent may, by written notice to the Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of the Assignor in and to each of the Marks and Domain Names, together with all trademark rights and rights of protection to the same, vested in the Third-Lien Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Third-Lien Collateral Agent for the benefit of the Secured Creditors, and the Third-Lien Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) take and use or sell the Marks or Domain Names and the goodwill of the Assignor's business symbolized by the Marks or Domain Names and the right to carry on the business and use the assets of the Assignor in connection with which the Marks or Domain Names have been used; and (iii) direct the Assignor to refrain, in which event the Assignor shall refrain, from using the Marks or Domain Names in any manner whatsoever, directly or indirectly, and the Assignor shall execute such further documents that the Third-Lien Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Marks or Domain Names and registrations and any pending trademark applications in the United States Patent and Trademark Office or applicable Domain Name registrar to the Third-Lien Collateral Agent.

                                   ARTICLE V

      SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS

         5.1 Additional Representations and Warranties. The Assignor represents and warrants that it is the true and lawful owner of all rights in
(i) the Trade Secret Rights, (ii) all right, title and interest in and to the Patents listed in Annex J hereto for the Assignor and that said Patents include all the United States patents and applications for United States patents that the Assignor owns as of the date hereof and (iii) all right, title and interest in and to the registered Copyrights listed in Annex K hereto for the Assignor and that said Copyrights include all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that the Assignor owns as of the date hereof. The Assignor further warrants that it has no knowledge of any third party claim that any aspect of the Assignor's present or contemplated business operations infringes or will infringe any patent of any other Person or the Assignor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The

Assignor represents and warrants that the Patents listed in Annex J hereto are valid, subsisting, have not been canceled and that the Assignor is not aware of any third-party claim that any of said Patents are invalid or unenforceable, and is not aware that there is any reason that any of said Patents are invalid or unenforceable, and is not aware that there is any reason that any of said Patent applications will not mature into issued Patents. The Assignor hereby grants to the Third-Lien Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent or Copyright, and to record the same.

         5.2 Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, the Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Third-Lien Collateral Agent.

         5.3 Infringements. The Assignor agrees, promptly upon learning thereof, to furnish the Third-Lien Collateral Agent in writing with all pertinent information available to the Assignor with respect to any infringement, contributing infringement or active inducement to infringe or other violation of the Assignor's rights in any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party, in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Assignor further agrees, absent direction of the Third-Lien Collateral Agent to the contrary, to diligently prosecute, in accordance with its reasonable business judgment, any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.4 Maintenance of Patents or Copyrights. At its own expense, the Assignor shall make timely payment of all post-issuance fees required to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Third-Lien Collateral Agent (other than any such Patents or Copyrights which are no longer used or are deemed by the Assignor in its reasonable business judgment to no longer be useful in its business or operations).

         5.5 Prosecution of Patent Applications. At its own expense, the Assignor shall diligently prosecute all material applications for the United States Patents listed in Annex J hereto, in each case for the Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications that are deemed by the Assignor in its reasonable business judgment to no longer be necessary in the conduct of the Assignor's business), absent written consent of the Third-Lien Collateral Agent.

         5.6 Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the Assignor shall deliver to the Third-Lien Collateral Agent a copy of said Copyright or Patent, or certificate or registration of, or application therefor, as the case may be, with a grant of a security interest as to such Patent or Copyright, as the case may be, to the

Third-Lien Collateral Agent and at the expense of the Assignor, confirming the grant of a security interest, the form of such grant of a security interest to be substantially in the form of Annex M or N hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Third-Lien Collateral Agent.

         5.7 Remedies. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Third-Lien Collateral Agent may, by written notice to the Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of the Assignor in each of the Patents and Copyrights vested in the Third-Lien Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Third-Lien Collateral Agent for the benefit of the Secured Creditors, in which case the Third-Lien Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct the Assignor to refrain, in which event the Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and the Assignor shall execute such further documents as the Third-Lien Collateral Agent may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to the Third-Lien Collateral Agent for the benefit of the Secured Creditors.

                                  ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

         6.1 Protection of Third-Lien Collateral Agent's Security. Except as otherwise permitted by the Secured Debt Agreements and the Intercreditor Agreement, the Assignor will do nothing to impair the rights of the Third-Lien Collateral Agent in the Collateral. The Assignor will at all times maintain insurance, at the Assignor's own expense to the extent and in the manner provided in the Secured Debt Agreements. Except to the extent otherwise permitted to be retained by the Assignor or applied by the Assignor pursuant to the terms of the Secured Debt Agreements, the Third-Lien Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. The Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Assignor.

         6.2 Warehouse Receipts Non-Negotiable. To the extent practicable, the Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, the Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

         6.3 Additional Information. The Assignor will, at its own expense, from time to time upon the reasonable request of the Third-Lien Collateral Agent, promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Third-Lien Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Third-Lien Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Third-Lien Collateral Agent. Without limiting the forgoing, the Assignor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Third-Lien Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Third-Lien Collateral Agent.

         6.4 Further Actions. Subject to the terms of the Intercreditor Agreement and the exceptions set forth in Article III hereof, the Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Third-Lien Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which is reasonably appropriate or advisable to perfect, preserve or protect the Third-Lien Collateral Agent's security interest in the Collateral.

         6.5    Financing Statements. Subject to the exceptions set forth in
Article III, the Assignor agrees to execute and deliver to the Third-Lien Collateral Agent such financing statements, in form reasonably acceptable to the Third-Lien Collateral Agent, or as are reasonably necessary to establish and maintain a valid, enforceable, third-priority perfected security interest in the Collateral (subject to the first-priority lien of the First-Lien Collateral Agent and the second-priority lien of the Second-Lien Collateral Agent in and in accordance with the terms of the Intercreditor Agreement) as provided herein and the other rights and security contemplated hereby. The Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. The Assignor hereby authorizes the Third-Lien Collateral Agent to file any such financing statements without the signature of the Assignor where permitted by law (and such authorization includes describing the Collateral as "all assets" of the Assignor).

                                  ARTICLE VII

                REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

         7.1 Remedies; Obtaining the Collateral Upon Default. The Assignor agrees that, to the extent not inconsistent with the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, then and in every such case, the Third-Lien Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:

         (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from the Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Assignor;

         (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Third-Lien Collateral Agent and may exercise any and all remedies of the Assignor in respect of such Collateral;

         (iii) instruct all banks which have entered into a control agreement with the Third-Lien Collateral Agent to transfer all monies, securities and instruments held by such depositary bank to the Cash Collateral Account;

         (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

         (v) take possession of the Collateral or any part thereof, by directing the Assignor in writing to deliver the same to the Third-Lien Collateral Agent at any reasonable place or places designated by the Third-Lien Collateral Agent, in which event the Assignor shall at its own expense:

                (x) forthwith cause the same to be moved to the place or places so designated by the Third-Lien Collateral Agent and there delivered to the Third-Lien Collateral Agent;

                (y) store and keep any Collateral so delivered to the Third-Lien Collateral Agent at such place or places pending further action by the Third-Lien Collateral Agent as provided in Section 7.2 hereof; and

                (z) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

         (vi) subject to any exclusive license issued prior to the Event of Default, license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Third-Lien Collateral Agent shall in its sole judgment determine; provided in the case of Marks to the maintenance of quality standards, not less than comparable to the standards in place at the time of the Event of Default;

         (vii) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4; and

         (viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;

it being understood that the Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Third-Lien Collateral Agent shall be entitled to a decree requiring specific performance by the Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Third-Lien Collateral Agent acting upon the instructions of the Required Lenders and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Third-Lien Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents. Furthermore, the Assignor agrees to upon the occurrence and continuance of an Event of Default, use its commercially reasonable efforts to assist the Third-Lien Collateral Agent in obtaining any approvals or assignments or licenses from any relevant Governmental Authority that may be necessary for the exercise of the rights and remedies of the Third-Lien Collateral Agent with respect to the Collateral.

         7.2 Remedies; Disposition of the Collateral. Subject to the terms of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Third-Lien Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Third-Lien Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Third-Lien Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Third-Lien Collateral Agent or after any overhaul or repair at the expense of the Assignor which the Third-Lien Collateral Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Third-Lien Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Third-Lien Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 7.2 without accountability to the Assignor. If, under applicable law, the Third-Lien Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Assignor as hereinabove specified, the Third-Lien Collateral Agent need give the Assignor only such notice of disposition as shall be required by such applicable law. The Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Assignor's expense.

         7.3 Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE THIRD-LIEN COLLATERAL AGENT'S TAKING POSSESSION OR THE THIRD-LIEN COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and the Assignor hereby further waives, to the extent permitted by law:

         (i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Third-Lien Collateral Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

         (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Third-Lien Collateral Agent's rights hereunder; and

         (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against the Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Assignor.

         7.4 Application of Proceeds. (a) Subject to the terms of the Intercreditor Agreement, all moneys collected by the Third-Lien Collateral Agent (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral under such other Security Document to be applied in accordance with the provisions of this Agreement, the Third-Lien Collateral Agent under such other Security Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the Third-Lien Collateral Agent hereunder, shall be applied as follows:

         (i) first, to the payment of all amounts owing the Third-Lien Collateral Agent of the type described in clauses (iii), (iv) and (v) of the definition of "Obligations";

         (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing to any Agent of the type described in clauses (v) and (vi) of the definition of "Obligations";

         (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

         (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

         (v) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the Assignor or to whomever may be lawfully entitled to receive such surplus.

         (b) For purposes of this Agreement, (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary
Obligations, as the case may be, (y) "Primary Obligations" shall mean all principal of, premium, fees and interest on, all Third-Lien Loans and all Fees and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

         (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

         (d) Subject to the terms of the Intercreditor Agreement, all payments required to be made hereunder shall be made to the Third-Lien Administrative Agent for the account of the Secured Creditors.

         (e) For purposes of applying payments received in accordance with this Section 7.4, the Third-Lien Collateral Agent shall be entitled to rely upon the Third-Lien Administrative Agent for a determination (which the Third-Lien Administrative Agent agrees (or shall agree) to provide upon request of the Third-Lien Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Secured Creditors. Unless it has received written notice from a Secured Creditor to the contrary, the Third-Lien Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Third-Lien Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.

         (f) It is understood that the Assignor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

         7.5 Remedies Cumulative. Subject to the terms of (and to the extent not inconsistent with) the Intercreditor Agreement, each and every right, power and remedy hereby specifically given to the Third-Lien Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Third-Lien Collateral Agent under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Third-Lien Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Third-Lien Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on the Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Third-Lien Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Third-Lien Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Third-Lien Collateral Agent may recover reasonable expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

         7.6 Discontinuance of Proceedings. In case the Third-Lien Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Third-Lien Collateral Agent, then and in every such case the Assignor, the Third-Lien Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Third-Lien Collateral Agent shall continue as if no such proceeding had been instituted.

                                 ARTICLE VIII

                                   INDEMNITY

         8.1 Indemnity. (a) The Assignor agrees to indemnify, reimburse and hold the Third-Lien Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Assignor of any such assertion of which such Indemnitee has knowledge.

         (b) Without limiting the application of Section 8.1(a) hereof, the Assignor agrees to pay or reimburse the Third-Lien Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Third-Lien Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Third-Lien Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

         (c) Without limiting the application of Section 8.1(a) or (b) hereof, the Assignor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

         (d) If and to the extent that the obligations of the Assignor under this Section 8.1 are unenforceable for any reason, the Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Third-Lien Credit Agreement and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

                                  ARTICLE IX

                                  DEFINITIONS

         The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

         "Account" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term "account" shall include all Health-Care-Insurance Receivables.

         "Agreement" shall mean this Security Agreement as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

         "As-Extracted Collateral" shall mean "as-extracted collateral" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Assignor" shall have the meaning provided in the recitals of this Agreement.

         "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Third-Lien Collateral Agent for the benefit of the Secured Creditors.

         "Chattel Paper" shall mean "chattel paper" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term "Chattel Paper" shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

         "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

         "Commercial Tort Claims" shall mean "commercial tort claims" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Contract Rights" shall mean all rights of the Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

         "Contracts" shall mean all contracts between the Assignor and one or more additional parties (including, without limitation, any interest rate protection agreements, hedging agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

         "Copyrights" shall mean any United States or foreign copyright now or hereafter owned by the Assignor, including any registrations of any copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by the Assignor.

         "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

         "Deposit Accounts" shall mean all "deposit accounts" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Discharge of First-Lien Obligations" shall have the meaning provided in the Intercreditor Agreement.

         "Discharge of Second-Lien Obligations" shall have the meaning provided in the Intercreditor Agreement.

         "Documents" shall mean "documents" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Domain Names" shall mean all Internet domain names and associated URL addresses in or to which the Assignor now or hereafter has any right, title or interest.

         "Electronic Chattel Paper" shall mean "electronic chattel paper" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Equipment" shall mean any "equipment" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by the Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         "Event of Default" shall mean any Event of Default under, and as defined in, the Third-Lien Credit Agreement and shall in any event include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

         "First-Lien Collateral Agent" shall have the meaning provided in the recitals to this Agreement.

         "First-Lien Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

         "General Intangibles" shall mean "general intangibles" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Goods" shall mean "goods" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Health-Care-Insurance Receivable" shall mean any
"health-care-insurance receivable" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Indemnitee" shall have the meaning provided in Section 8.1(a) of this Agreement.

         "Instrument" shall mean "instruments" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Intercreditor Agreement" shall have the meaning provided in the recitals to this Agreement.

         "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or to be used in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Third-Lien Collateral Agent from the Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Investment Property" shall mean "investment property" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Lenders" shall have the meaning provided in the recitals of this Agreement.

         "Letter-of-Credit Rights" shall mean "letter-of-credit rights" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Location" of the Assignor, shall mean the Assignor's "location" as determined pursuant to Section 9-307 of the UCC.

         "Marks" shall mean all right, title and interest in and to any trademarks, service marks, trade names, trade dress, logos, fictitious business names, and other business identifiers, including the goodwill of the business of the Assignor associated with each of the foregoing, now held or hereafter acquired by the Assignor, the right to sue for past or future infringement thereof and including any registration or application for registration or renewals thereof of any trademarks and service marks now held or hereafter acquired by the Assignor, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency.

         "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Assignor and its Subsidiaries taken as a whole.

         "Obligations" shall mean and include, as to the Assignor, all of the following:

         (i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) of the Assignor to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Third-Lien Credit Agreement and the other Credit Documents to which the Assignor is a party (including, without limitation, in the event the Assignor is a Guarantor, all such obligations, liabilities and indebtedness of the Assignor under its Guaranty) and the due performance and compliance by the Assignor with all of the terms, conditions and agreements contained in the Third-Lien Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), being herein collectively called the "Credit Document Obligations");

         (ii) any and all sums advanced by the Third-Lien Collateral Agent or the Lenders in order to preserve the Collateral or preserve its security interest in the Collateral;

         (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Assignor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Third-Lien Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs;

         (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement; and

         (v) all amounts owing to any Agent pursuant to any of the Credit Documents in its capacity as such;

it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

         "Patents" shall mean any patent in or to which the Assignor now or hereafter has any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, including the right to sue for past or future infringement thereof, as well as any application for a patent now or hereafter made by the Assignor.

         "Permits" shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

         "Primary Obligations" shall have the meaning provided in Section 7.4(b) of this Agreement.

         "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

         "Proceeds" shall mean all "proceeds" as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Third-Lien Collateral Agent or the Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Registered Organization" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York.

         "Required Lenders" means, at any time, Lenders having Term Loans (as defined in the Third-Lien Credit Agreement) representing more than 50% of the sum of the total principal amount of outstanding Term Loans at such time.

         "Secondary Obligations" shall have the meaning provided in Section 7.4(b) of this Agreement.

         "Second-Lien Collateral Agent" shall have the meaning provided in the recitals of this Agreement.

         "Second-Lien Note Indenture" shall have the meaning provided in the recitals of this Agreement.

         "Secured Creditors" shall have the meaning provided in the recitals of this Agreement.

         "Secured Debt Agreements" shall mean and include this Agreement and the other Third-Lien Credit Documents.

         "Software" shall mean "software" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Supporting Obligations" shall mean any "supporting obligation" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by the Assignor, or in which the Assignor has any rights, and, in any event, shall include, but shall not be limited to all of the Assignor's rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

         "Tangible Chattel Paper" shall mean "tangible chattel paper" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Termination Date" shall have the meaning provided in Section 10.8(a) of this Agreement.

         "Third-Lien Administrative Agent" shall have the meaning provided in the recitals of this Agreement.

         "Third-Lien Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

         "Third-Lien Credit Agreement" shall have the meaning provided in the recitals of this Agreement.

         "Timber-to-be-Cut" shall mean "timber-to-be-cut" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Trade Secrets" shall mean any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of an Assignor worldwide whether written or not.

         "Trade Secret Rights" shall mean the rights of an Assignor in any Trade Secret it holds.

         "Transmitting Utility" shall have the meaning given such term in
Section 9-102(a)(80) of the UCC.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Third-Lien Collateral Agent or the Assignor shall not be effective until received by the Third-Lien Collateral Agent or the Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

         (a)    if to the Assignor, c/o:

                c/o RCN Corporation
                105 Carnegie Center
                Princeton, New Jersey 08540
                Attention: General Counsel
                Telephone No.:  (609) 734-3811
                Telecopier No.: (609) 734-3830

         (b)    if to the Third-Lien Collateral Agent, at:

                HSBC Bank USA, National Association
                Issuer Services
                Attention:  Frank J. Godino
                Telephone No.:  (212) 525-1316
                Telecopier No.: (212) 525-1300

                Mailing Address:
                452 Fifth Avenue
                New York, New York 10018

                Delivery Address:
                10 East 40th Street, 14th Floor
                New York, New York 10018

         (c) if to any Secured Creditor (other than the Third-Lien Collateral Agent), at such address as such Secured Creditor shall have specified in the Third-Lien Credit Agreement;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         10.2 Waiver; Amendment. Except as provided in Sections 10.8 and 10.12, subject to the terms of the Intercreditor Agreement (including, without limitation, Section 5.3 thereof), none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor directly affected thereby (it being understood that the addition or release of the Assignor hereunder shall not constitute a change, waiver, discharge or termination affecting the Assignor other than the Assignor so added or released) and the Third-Lien Collateral Agent (with the written consent of the Required Lenders).

         10.3 Obligations Absolute. Subject to the terms of the Intercreditor Agreement, the obligations of the Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations; whether or not the Assignor shall have notice or knowledge of any of the foregoing.

         10.4 Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 10.8,
(ii) be binding upon the Assignor, its successors and assigns; provided, however, that no Assignor shall assign any of its rights or obligations hereunder without the prior written consent of the Third-Lien Collateral Agent (with the prior written consent of the Required Lenders), and (iii) inure, together with the rights and remedies of the Third-Lien Collateral Agent hereunder, to the benefit of the Third-Lien Collateral Agent, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by the Assignor herein or in any certificate or other instrument delivered by the Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

         10.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         10.6 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE
STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW
YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT
DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH ASSIGNOR. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR
CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR
NOTICES AS PROVIDED IN SECTION 10.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE THIRD-LIEN COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.

         (b) EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING

OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         10.7 Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Third-Lien Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Third-Lien Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Assignor under or with respect to any Collateral.

         10.8 Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation in Section 8.1 hereof, shall survive such termination) and the Third-Lien Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to the Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Third-Lien Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment under the Third-Lien Credit Agreement has been terminated, no Third-Lien Note under the Third-Lien Credit Agreement is outstanding and all Loans thereunder have been repaid in full and all Obligations then due and payable have been paid in full.

         (b) Subject to the terms of the Intercreditor Agreement, in the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) (x) at any time prior to the time at which all Credit Document Obligations have been paid in full in connection with a sale or disposition permitted by Section 6.04 of the Third-Lien Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 9.02(b) of the Third-Lien Credit Agreement) or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Third-Lien Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, the Third-Lien Collateral Agent, at the request and expense of the Assignor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Third-Lien Collateral Agent and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Subsidiary Guarantor from the Subsidiaries Guaranty in accordance with the provisions thereof, the Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be released from this Agreement.

         (c) At any time that an Assignor desires that the Third-Lien Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), the Assignor shall deliver to the Third-Lien Collateral Agent a certificate signed by a principal executive officer of the Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b). If reasonably requested by the Third-Lien Collateral Agent (although the Third-Lien Collateral Agent shall have no obligation to make such request), the Assignor shall furnish appropriate legal opinions (from counsel, reasonably acceptable to the Third-Lien Collateral Agent) to the effect set forth in this
Section 10.8(c).

         (d) The Third-Lien Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Third-Lien Collateral Agent in the absence of gross negligence and willful misconduct believes to be in accordance with) this Section 10.8.

         10.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Assignor and the Third-Lien Collateral Agent.

         10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.11 The Third-Lien Collateral Agent and the other Secured Creditors. Subject to the terms of the Intercreditor Agreement, the Third-Lien Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Third-Lien Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article VIII of the Third-Lien Credit Agreement. The
Third-Lien Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Article VIII of the Third-Lien Credit Agreement (the provisions of which are incorporated herein by reference). The Third-Lien Collateral Agent makes no representation as to the validity or sufficiency of this Agreement.

         Notwithstanding anything to the contrary herein or in any other Secured Debt Agreement, the Third-Lien Collateral Agent and Third-Lien Administrative Agent shall have no liability whatsoever to any Person party to any Secured Debt Agreement or to any other Person (including, without limitation, the Lenders) for failing to perfect or failing to maintain perfection on any of the security interests granted hereby (including without limitation, filing any financing statements or continuation statements).

         10.12 Compliance with Laws. The Assignor agrees to use commercially reasonable efforts, including taking any action which the Third-Lien Collateral Agent and the Secured Creditors may reasonably request, to assist in obtaining any required consent or approval of the Federal Communications Commission (the

"FCC") or any other governmental or other authority for any sale or transfer of control of the Collateral contemplated by the security documents pursuant to the exercise of the rights and remedies of the Third-Lien Collateral Agent and the Secured Creditors thereunder, including, upon request, to prepare, sign and file with the FCC the assignor's or transferor's and licensee's portions of any applications required under the rules of the FCC for consent to the assignment or transfer of control of any FCC construction permit, license or other authorization.

         The Assignor further consents, subject to obtaining any necessary approvals, to the assignment or transfer of control of any FCC or other governmental construction permit, license, or other authorization to operate, to a receiver, trustee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, judicial sale, foreclosure, or exercise of other remedies available to Third-Lien Collateral Agent and the Secured Creditors as permitted by applicable law. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by any of the Third-Lien Collateral Agent and the Secured Creditors with respect to any license of the FCC unless and until any applicable rules and regulations thereunder, requiring the consent to or approval of such action by the FCC or any governmental or other authority, have been satisfied.

         10.13 Conflicts; Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Third-Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Third-Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.


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                                     -35-

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


Address:                                      RCN CORPORATION, as an Assignor

105 Carnegie Center
Princeton, NJ 08540                           By: /s/ Patrick T. Hogan
Tel: (609) 734-3700                              -------------------------------
Fax: (609) 734-3830                              Name:  Patrick T. Hogan
Attention: Chief Financial Officer               Title: Executive Vice President
                                                        and Chief Financial
                                                        Officer

Accepted and Agreed to:                       Address:

HSBC BANK USA, NATIONAL ASSOCIATION,          Issuer Services:
as Third-Lien Collateral Agent                Telephone:  (212) 525-1316
                                              Telecopier: (212) 525-1300
                                              Attention:  Frank J. Godino
By: /s/ Frank J. Godino
   ---------------------------------          Mailing Address:
   Name:  Frank J. Godino                     452 Fifth Avenue
   Title: Vice President                      New York, New York  10018

                                              Delivery Address:
                                              10 East 40th Street, 14th Floor
                                              New York, New York  10018

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I SECURITY INTERESTS ...............................................  2

         1.1    Grant of Security Interests ................................  2
         1.2    Power of Attorney ..........................................  4

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS ...............  4

         2.1    Necessary Filings ..........................................  5
         2.2    No Liens ...................................................  5
         2.3    Other Financing Statements .................................  5
         2.4    Chief Executive Office, Record Locations ...................  5
         2.5    Location of Inventory and Equipment ........................  5
         2.6    Legal Names; Type of Organization (and Whether a
                  Registered Organization); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes
                  Thereto; etc. ............................................  6
         2.7    Trade Names; Etc. ..........................................  6
         2.8    Certain Significant Transactions ...........................  6
         2.9    Non-UCC Property ...........................................  7
         2.10   As-Extracted Collateral; Timber-to-be-Cut ..................  7
         2.11   Collateral in the Possession of a Bailee ...................  7
         2.12   Recourse ...................................................  8

ARTICLE III SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS;
            INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL ........  8

         3.1    Additional Representations and Warranties ..................  8
         3.2    Maintenance of Records .....................................  8
         3.3    Direction to Account Debtors; Contracting Parties; etc. ....  9
         3.4    Modification of Terms; etc. ................................  9
         3.5    Collection .................................................  9
         3.6    Instruments ................................................ 10
         3.7    Assignor Remains Liable Under Accounts ..................... 10
         3.8    Assignor Remains Liable Under Contracts .................... 10
         3.9    Deposit Accounts; Etc. ..................................... 10
         3.10   Letter-of-Credit Rights .................................... 11
         3.11   Commercial Tort Claims ..................................... 12
         3.12   Chattel Paper .............................................. 12
         3.13   Further Actions ............................................ 12

ARTICLE IV SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES ....... 12

         4.1    Additional Representations and Warranties .................. 12

                                      (i)

         4.2    Licenses and Assignments ................................... 13
         4.3    Infringements .............................................. 13
         4.4    Preservation of Marks and Domain Names ..................... 13
         4.5    Maintenance of Registration ................................ 13
         4.6    Future Registered Marks and Domain Names ................... 14
         4.7    Remedies ................................................... 14

ARTICLE V SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND
          TRADE SECRETS .................................................... 14

         5.1    Additional Representations and Warranties .................. 14
         5.2    Licenses and Assignments ................................... 15
         5.3    Infringements .............................................. 15
         5.4    Maintenance of Patents or Copyrights ....................... 15
         5.5    Prosecution of Patent Applications ......................... 15
         5.6    Other Patents and Copyrights ............................... 15
         5.7    Remedies ................................................... 16

ARTICLE VI PROVISIONS CONCERNING ALL COLLATERAL ............................ 16

         6.1    Protection of Third-Lien Collateral Agent's Security ....... 16
         6.2    Warehouse Receipts Non-Negotiable .......................... 16
         6.3    Additional Information ..................................... 16
         6.4    Further Actions ............................................ 17
         6.5    Financing Statements ....................................... 17

ARTICLE VII REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT ................ 17

         7.1    Remedies; Obtaining the Collateral Upon Default ............ 17
         7.2    Remedies; Disposition of the Collateral .................... 19
         7.3    Waiver of Claims ........................................... 20
         7.4    Application of Proceeds .................................... 20
         7.5    Remedies Cumulative ........................................ 22
         7.6    Discontinuance of Proceedings .............................. 22

ARTICLE VIII INDEMNITY ..................................................... 23

         8.1    Indemnity .................................................. 23
         8.2    Indemnity Obligations Secured by Collateral; Survival ...... 24

ARTICLE IX DEFINITIONS ..................................................... 24

ARTICLE X MISCELLANEOUS .................................................... 30

         10.1   Notices .................................................... 30
         10.2   Waiver; Amendment .......................................... 31
         10.3   Obligations Absolute ....................................... 31
         10.4   Successors and Assigns ..................................... 31
         10.5   Headings Descriptive ....................................... 32

                                      (ii)

         10.6   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                  WAIVER OF JURY TRIAL ..................................... 32
         10.7   Assignor's Duties .......................................... 33
         10.8   Termination; Release ....................................... 33
         10.9   Counterparts ............................................... 34
         10.10  Severability ............................................... 34
         10.11  The Third-Lien Collateral Agent and the other Secured
                  Creditors ................................................ 34
         10.12  Compliance with Laws ....................................... 34
         10.13  Conflicts; Intercreditor Agreement ......................... 35



ANNEX A    Schedule of Chief Executive Offices Address(es) of Chief
           Executive Office
ANNEX B    Schedule of Inventory and Equipment Locations
ANNEX C Schedule of Legal Names, Type of Organization (and Whether a Registered Organization), Jurisdiction of Organization, Location and Organizational Identification Numbers
ANNEX D    Schedule of Trade and Fictitious Names
ANNEX E Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the Security Agreement
ANNEX F    Schedule of Deposit Accounts
ANNEX G    Form of Control Agreement Regarding Deposit Accounts
ANNEX H    Schedule of Commercial Tort Claims
ANNEX I    Schedule of Marks and Applications; Internet Domain
           Name Registrations
ANNEX J    Schedule of Patents
ANNEX K    Schedule of Copyrights
ANNEX L    Grant of Security Interest in United States Trademarks
ANNEX M    Grant of Security Interest in United States Patents
ANNEX N    Grant of Security Interest in United States Copyrights


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                                     (iii)